Exhibit 4
       SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name:  Michigan Tax Exempt Income Fund - Class A Shares
Fiscal period ending:  May 31, 1998
Inception date (if less than 10 years of performance):  10/23/89


                          TOTAL RETURN

Formula   -    Average Annual Total Return:  ERV = P(1+T)^n

N    =    Number of Time Periods        1 Year    5 Years   10
Years*

P    =    Initial Investment       $1,000    $1,000    $1,000

ERV  =    Ending Redeemable Value       $1,031    $1,271
$1,757

T    =    Average Annual Total Return   3.18%          4.93%
6.78%*

          *Life of fund, if less than 10 years


                              YIELD

Formula:

          Interest + Dividends - Expenses
     2 (---------------- +1)(6) -1
          POP x Average shares


Interest and Dividends             $677,342

Expenses                      $117,071

Reimbursement                 $0.00

Average shares                15,518,399

NAV                           $9.35

Sales Charge                  4.75%

POP                           $9.82

Yield at POP                  4.45%



                  TAX - EXEMPT EQUIVALENT YIELD

Formula:            30 day yield
               ---------------          =    TAX EQUIVALENT YIELD
               1 - (Highest Individual Tax Rate)
4.45 / (1 - 42.72%) = 7.71%



Fund name: Michigan Tax Exempt Income Fund - Class B Shares
Fiscal period ending:  May 31, 1998
Inception date (if less than 10 years of performance):  07/15/93


                          TOTAL RETURN

Formula   -    Average Annual Total Return:  ERV = P(1+T)^n

N    =    Number of Time Periods        1 Year    5 Years   10
Years*

P    =    Initial Investment       $1,000    $1,000    $1,000

ERV  =    Ending Redeemable Value       $1,025    $1,270
$1,732

T    =    Average Annual Total Return   2.58%          4.90%
6.60%*

          *Life of fund, if less than 10 years


                              YIELD

Formula:

          Interest + Dividends - Expenses
     2 (---------------- +1)(6) -1
          POP x Average shares


Interest and Dividends             $190,584

Expenses                      $54,668

Reimbursement                 $0.00

Average shares                4,372,178

NAV                           $9.34

Maximum Contingent Deferred
     Sales Charge             5.0%

Yield at NAV                  4.03%


                  TAX - EXEMPT EQUIVALENT YIELD

Formula:            30 day yield
               ---------------          =    TAX EQUIVALENT YIELD
               1 - (Highest Individual Tax Rate)
4.03 / (1 - 42.72%) = 6.98%

Fund name: Michigan Tax Exempt Income Fund - Class M Shares
Fiscal period ending:  May 31, 1998
Inception date (if less than 10 years of performance):  04/17/95


                          TOTAL RETURN

Formula   -    Average Annual Total Return:  ERV = P(1+T)^n

N    =    Number of Time Periods        1 Year    5 Years   10
Years*

P    =    Initial Investment       $1,000    $1,000    $1,000

ERV  =    Ending Redeemable Value       $1,044    $1,272
$1,728

T    =    Average Annual Total Return   4.40%          4.93%
6.57%*

          *Life of fund, if less than 10 years


                              YIELD

Formula:

          Interest + Dividends - Expenses
     2 (---------------- +1)(6) -1
          POP x Average shares


Interest and Dividends             $8,066

Expenses                      $1,823

Reimbursement                 $0.00

Average shares                184,993

NAV                           $9.35

Sales Charge                  %3.25

POP                           $9.66

Yield at POP                  4.23%


                  TAX - EXEMPT EQUIVALENT YIELD

Formula:            30 day yield
               ---------------          =    TAX EQUIVALENT YIELD
               1 - (Highest Individual Tax Rate)
4.23 / (1 - 42.72%) = 7.33%